Exhibit 3.1

*090301*

ROSS MILLER	*090301*
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov	Filed in the office of	Document Number
20120720513-33
	/s/ Ross Miller	Filing Date and Time
	Ross Miller	10/22/2012 12:23 PM
Certificate of Change Pursuant	Secretary of State	Entity Number
to NRS 78.209	State of Nevada	C26435-2003

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Nitro Petroleum Incorporated

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock: 2,000,000,000 shares authorized, par value $0.001

Preferred Stock:      10,000,000 shares authorized, par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock: 20,000,000 shares authorized, par value $0.001

Preferred Stock: 10,000,000 shares authorized, par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Each one hundred (100) issued and outstanding shares of the Common Stock, shall automatically be converted into one (1) share of Common Stock, $0.001 par value per share, rounded up to next whole share

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

none

7. Effective date and time of filing: (optional)     Date:     October 31, 2012       Time:      11:59 p.m.

(must not be later than 90 days after the certificate is filed)
8. Signature: (required)

/s/ James G. Borem	Chief Executive Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split
Revised: 8-31-11